Exhibit 99.2

CV Sciences, Inc.’s CEO Releases Letter to Stockholders and Customers
Regarding Complaint filed by Securities and Exchange Commission

June 19, 2017

LAS VEGAS, NV – (Marketwired - June 19, 2017) - CV Sciences, Inc. (OTCQB: CVSI), (the “Company,” “CV Sciences,” “our” or “we”), today released a letter from Michael Mona, Jr., Chief Executive Officer, to stockholders and customers regarding a recent complaint filed by the Securities and Exchange Commission (the “SEC”):

Dear Stockholders and Customers,

First, thank you for your continued support of and belief in our Company. As you may be aware, on June 15, 2017, the SEC filed a complaint against our Company and me personally, alleging fraud in making misrepresentations and/or misleading omissions on our quarterly reports filed with the SEC in 2013. We owe it to our stockholders and customers to respond to this complaint.

The complaint relates to our acquisition of the assets of PhytoSphere Systems, LLC in January 2013. The key asset purchased in the transaction was the seller’s European inventory supply chain, which is the asset critical in launching our successful consumer products division. In its complaint, the SEC does not question the legality of the transaction nor does the SEC criticize our operations. Further, the SEC does not suggest that any officer or director sold shares of stock in connection with this transaction, or at any other time. The SEC simply takes issue with how the Company reported the transaction in its quarterly reports to the SEC during the first three quarters of 2013. More specifically, with the benefit of hindsight, the SEC takes issue with the negotiated acquisition price and the timing of our valuation to determine asset reporting value.

The Company stands behind the PhytoSphere transaction and its financial reporting during 2013. We have retained Paul Hastings as our litigation counsel and intend to vigorously defend this matter.

We have positive news on several aspects of operations. Last week, we met with the U.S. Food & Drug Administration regarding the development of our patent-pending drug candidate in treating smokeless tobacco addiction. The FDA meeting resulted in a favorable development road map for this important drug candidate. More details are provided in the Company’s press release today.

Also, our industry-leading consumer products division continues to perform extremely well. Customer support and acceptance of our products is evidenced by placement in nearly 1,200 retail locations throughout the U.S.

My intention with this letter is to ensure that our stockholders and customers have accurate information regarding the SEC matter discussed above and the potential for both divisions of our Company. We stand behind our Company, our employees, our customers and our products, and are proud of what we have accomplished to date. We continue to work hard to become the industry-leading developer of CBD-based products for both the consumer and prescription drug market.

Michael J. Mona, Jr.

President & CEO

CV Sciences, Inc.

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About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB: CVSI) operates two distinct business segments: a drug development division focused on developing and commercializing novel therapeutics utilizing synthetic CBD; and a consumer product division in manufacturing, marketing and selling plant-based CBD products to a range of market sectors. CV Sciences, Inc. has primary offices and facilities in San Diego, California and Las Vegas, Nevada. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties.

CONTACT INFORMATION:

Robert Haag
Managing Director
IRTH Communications
CVSI@irthcommunications.com
866-976-4784

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